PNC REAL ESTATE (logo)	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2020 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 21, 2021

Midland Loan Services, a division of
PNC Bank, National Association

/s/ David D. Spotts
David D. Spotts
Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083
www.pnc.com/midland

Schedule I

Barclays Commercial Mortgage Securities LLC

Recipient Role	Deal Name	Series Number	Midland Role

Depositor	Barclays Commercial Mortgage Securities LLC	Series 2013-C6	Master Servicer
Master and Special Servicer of the Santa Anita Mall loan under the UBS-Barclays 2013-C5 PSA.

Depositor	Barclays Commercial Mortgage Securities LLC	Series 2015-SRCH	Servicer and Special Servicer

Depositor	Barclays Commercial Mortgage Securities LLC	Series 2017-C1
Master Servicer of the Wolfchase Galleria loan under the MSBAM 2016-UBS12 PSA.
Master & Special Servicer of the State Farm Data Center loan under the CD 2017-CD3 PSA.
Special Servicer of The Summit Birmingham loan under the BACM 2017-BNK3 PSA.

Depositor	Barclays Commercial Mortgage Securities LLC	Series 2018-C2
Special Servicer on the Moffett Towers II - Building 1 loan under the Benchmark 2018-B6 PSA.
Special Servicer on the Virginia Beach Hotel Portfolio loan under the WFCM 2018-C47 PSA.
Special Servicer on the Alex Park South loan under the MSC 2018-L1 PSA.

Depositor	BBCMS Mortgage Trust 2019-C3	Series 2019-C3	Master Servicer and Special Servicer
Master and Special Servicer on the ExchangeRight Net Leased Portfolio 24 loan under the CSAIL 2019-C15 PSA, and The Colonnade Office Complex loan and the Southern Motion Industrial
Portfolio loan, both under the UBS 2019-C16 PSA.
Primary Servicer on the Heartland Dental Medical Office Portfolio loan under the WFCMT 2019-C50 PSA.
Master Servicer on the ILPT Hawaii Portfolio under the ILPT 2019-SURF PSA, and on the GNL Industrial Portfiolio and the ExchangeRight Net Leased Portfolio 26 under the CSAIL 2019-C16 PSA
Depositor	BBCMS Mortgage Trust 2019-C4	Series 2019-C4	Primary
Master and Special Servicer on the Vanguard Portfolio and SWVP Portfolio loan under the BBCMS 2019-C3 PSA and CIRE Equity Retail & Industrial Portfolio loan under the BMARK2019-B12.
Master Servicer on the Ambler Yards loan under the UBS 2019-C17 PSA, the ILPT Hawaii Portfolio loan under the ILPT Trust 2019-SURF, and the 125 Borinquen Place loan and Visions Hotel
Portfolio II loan, both under the MSC 2019-H7 PSA.
Depositor	BBCMS Mortgage Trust 2019-C5	Series 2019-C5	No Role
Master and Special Servicer on the Uline Arena loan under the CD 2019-CD8 PSA, the Bison Portfolio loan under the CSAIL 2019-C17 PSA, and the Vanguard Portfolio loan under the BBCMS
2019-C3 PSA
Special Servicer on the Ceasar’s Bay Shopping Cente loan and the Equinix Data Center loan under the WFCM 2019-C53 PSA
Depositor	BBCMS Mortgage Trust 2020-C6	Series 2020-C6	Master and Special Servicer
Master Servicer on the Kings Plaza loan under Benchmark 2020-B17 PSA.

Depositor	BBCMS Mortgage Trust 2020-C7	Series 2020-C7
Master and Special Servicer on the F5 Tower loan under the BBCMS 2020-C6 PSA

Depositor	BBCMS Mortgage Trust 2020-C8	Series 2020-C8	Master Servicer
Master Servicer on the McCarthy Ranch loan under the MSC 2020-L4 PSA.
Special Servicer on the PGH17 Self Storage Portfolio loan under the WFCM 2020-C57 PSA.